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                                                       10.13(b)

                       AMENDMENT NO. 1 TO CONSULTING AGREEMENT

         This Amendment No. 1 (the "Amendment") to Consulting Agreement is entered into as of the 13th day of January, 1997, between INFONAUTICS, INC., a Pennsylvania corporation, formerly known as Infonautics Corporation (the "Corporation"), and ISRAEL MELMAN, an individual ("Melman"). In consideration of the mutual promises contained herein, and intending to be legally bound hereby, the parties agree as follows:

         WHEREAS, the parties entered into a Consulting Agreement effective as of July 1, 1994 (the "Agreement");

         WHEREAS, the parties desire to increase the consulting fee payable to Melman by the Corporation under the Agreement effective as of August 1, 1996 and to amend the termination provisions of the Agreement on the terms set forth herein.

          1. Paragraph 2 of the Agreement is hereby amended and restated to read in its entirety as follows:

              "2. Compensation. In consideration of the consulting services rendered by Melman to the Corporation hereunder, the Corporation shall pay to Melman a consulting fee of $3,000.00 each calendar month, regardless of whether the Corporation requires Melman to perform any specific consulting services during the month. The consulting fee shall be payable on the first day of each month, commencing August 1, 1996. The consulting fee is the entire compensation to which Melman is entitled for performance of the consulting services under this Agreement."

          2. Paragraph 7 is hereby amended and restated to read in its entirety as follows:

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              "7.  Termination.

                   (a) Melman's engagement as a consultant to the Corporation and the term of this Agreement shall continue until July 31, 1998.

                   (b) This agreement and all of Melman's rights hereunder shall terminate upon the death of Melman, and neither Melman nor his estate shall have any further rights hereunder, except for any expense reimbursements through the date of death."

         4. All references to "this Agreement" in the Consulting Agreement shall refer to the Consulting Agreement, as amended by this Amendment.

         5. Except as amended hereby, the Agreement shall remain in full force and effect. The parties ratify and confirm the Agreement as amended hereby.

         IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 on the date first written above.

INFONAUTICS, INC.

By: /s/ Ronald A. Berg                          /s/ Israel Melman
    ---------------------------------         --------------------------
    Name: Ronald A. Berg                           Israel Melman
    Title: Vice President - Finance